Exhibit 99.1

International Magnesium Group’s Managing Director to Speak as Part of the Panel of Experts at the Global Automotive Lightweight Materials 2012 Conference

DEERFIELD BEACH, FL--(3/26/12) - CD International Enterprises, Inc. (“CD International”) (NASDAQ:CDII), a U.S. based company that produces, sources, and distributes industrial commodities in China and the Americas and provides cross border corporate advisory services, announced today that Mr. Alex Markin, Managing Director of its wholly owned subsidiary, International Magnesium Group, Inc. (“IMG”),  has been invited to attend and speak at the Global Automotive Lightweight Materials 2012 Conference from April 25th -26th  in London.  IMG is the global marketing arm for CD International’s Magnesium segment which is among the world’s largest producers and distributors of pure magnesium products.

Mr. Markin will be part of a panel of expert speakers that includes representatives from major automotive manufacturers such as GM, Ford, BMW, Audi, Toyota, Nissan, Tata Motors, Jaguar Land Rover, Fiat, McLaren, and Bugatti as well as research and development institutions and automotive sales and marketing industry experts.  The focus of this conference is to tackle the challenges of sourcing, integrating, and manufacturing light weight materials for commercially viable mass market application to deliver improved fuel economy.  As mandates for lower fuel consumption and stringent emissions standards are in place in the US and the EU, this conference serves as a meeting ground for OEMs to address the challenges and to find solutions to accelerate the usage of lightweight materials in vehicles in order to meet the increasingly stringent fuel savings and emissions targets.  For more information or to register for the event, please visit: http://www.global-automotive-lightweight-materials.com/.

IMG recognizes the challenges facing automotive manufacturers especially in the procurement of magnesium and plans to take this opportunity to forge long term relationships with automakers by introducing an aluminum-indexed long term pricing approach for our magnesium products.  With the current absence of a futures market for magnesium, end-users, especially automakers, have difficulty in incorporating substantial quantities of magnesium into their long term vehicle designs due to the lack of pricing visibility.  However, by indexing magnesium to the LME Aluminum cash settlement price, automakers will be able to hedge appropriately making it easier for them to calculate the costs in a predictable manner.  Magnesium is not only 33% lighter than aluminum, but it has similar if not greater structural integrity than aluminum and therefore, as long as it is not priced at more than a 50% premium relative to aluminum, then it is highly competitive.  IMG’s pricing strategy will set the magnesium price in the range of 1.33 to 1.5 of aluminum costs on a long term basis in order to provide for the potential of long term pricing predictability for larger end users which should ultimately lead to increased overall demand in the industry.

Commenting on the conference and pricing strategy, Dr. James Wang, Chairman and CEO of CD International, stated "While government mandates and consumer demand for more fuel efficient cars are prompting automakers to use more lightweight materials, widespread adoption of magnesium as a lightweight solution has been hampered by price instability and sourcing issues. As one of the largest magnesium producers in the world with over 80, 000 metric tons in pure magnesium annual production capacity, we are able to ensure supply and apply a predictable pricing mechanism to the magnesium industry.  Through this pricing method, we are the first in our industry to address the challenges and to offer an aluminum-indexed pricing mechanism to our end-users that will hopefully resolve pricing uncertainties and promote long term usage of this lightweight material.  At the upcoming conference, we look forward to meeting with various OEMs and to discuss our pricing strategies and work together to pave the way to greater magnesium usage in the future.”

About CD International Enterprises, Inc.

CD International Enterprises, Inc. (NASDAQ: CDII), is a U.S. based company that produces, sources, and distributes industrial commodities in China and the Americas and provides business and financial consulting services. Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, CD International's unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about CD International, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, CD International Enterprises,  Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding our pricing strategies and our ability to supply magnesium and customer demand.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Report on Form 10-K for the fiscal year ended September 30, 2011 .

Contact:

Contact Information:
For the Company:
CD International Enterprises, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-244-6257
Email:
richard.galterio@cdii.net
lillian.wong@cdii.net